Exhibit 1
JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)
In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, each of the undersigned Reporting Persons hereby agrees to the joint filing, on behalf of each of them, of a statement on Schedule 13D (including amendments thereto) with respect to shares of Common Stock, $0.001 par value per share, of China Medicine Corporation, and that this Agreement be included as an Exhibit to such joint filing. The undersigned acknowledge and agree that all subsequent amendments to Schedule 13D may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained in Schedule 13D and any amendments thereto, but shall not be responsible for the completeness and accuracy of the information concerning the other, except to the extent that it knows or has reason to believe that such information is inaccurate. This Agreement may be executed in counterparts, all of which taken together shall constitute one and the same instrument.
[Signature pages to follow]

SIGNATURES
IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of January 29, 2010.

OEP CHME HOLDINGS, LLC
By:	One Equity Partners III, L.P., its Manager

By:	OEP General Partner III, L.P., its General Partner

By:	OEP Holding Corporation, its General Partner

By:	/s/ Bradley J. Coppens
	Name:	Bradley J. Coppens
	Title:	Vice President

ONE EQUITY PARTNERS III, L.P.
By:	OEP General Partner III, L.P., its General Partner

By:	OEP Holding Corporation, its General Partner

By:	/s/ Bradley J. Coppens
	Name:	Bradley J. Coppens
	Title:	Vice President

OEP GENERAL PARTNER III, L.P.
By:	OEP Holding Corporation, its General Partner

By:	/s/ Bradley J. Coppens
	Name:	Bradley J. Coppens
	Title:	Vice President

OEP HOLDING CORPORATION
By:	/s/ Bradley J. Coppens
	Name:	Bradley J. Coppens
	Title:	Vice President